SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 14, 2012

Derma Sciences, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300

Princeton, NJ  08540

(609) 514-4744

(Address including zip code and telephone

number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2012, Derma Sciences, Inc., a Pennsylvania corporation (the “Predecessor Company”), changed its state of incorporation from Pennsylvania to Delaware (the “Reincorporation”) through a merger with and into Derma Sciences, Inc., a Delaware corporation (the “Company”) and a wholly-owned subsidiary of the Predecessor Company, pursuant to the agreement and plan of merger, dated September 5, 2012 (the “Merger Agreement”). The Merger Agreement was approved by the requisite vote of shareholders on May 30, 2012. Other than the change in corporate domicile, the Reincorporation did not result in any change in the business, physical location, management, assets, liabilities or net worth of the Predecessor Company, nor did it result in any change in location of the Predecessor Company’s employees, including the Predecessor Company’s management.

The Reincorporation did not alter any shareholder’s percentage ownership interest, or number of shares owned, in the Predecessor Company. Shareholders are not required to undertake any exchange of the Predecessor Company’s shares, as shares in the Predecessor Company are deemed to represent an equal number of shares in the Company. Furthermore, the Company’s common stock will continue to trade on the NASDAQ Capital Market under the ticker symbol “DSCI.”

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the shares of common stock of the Company, as successor issuer to the Predecessor Company, are deemed to be registered under Section 12(b) of the Exchange Act.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference

Item 3.03 Material Modification to Rights of Security Holders.

This Item 3.03 incorporates by reference Item 1.01. As of September 14, 2012, the effective date of the Reincorporation, the rights of the Predecessor Company’s shareholders began to be governed by Delaware law and the Certificate of Incorporation and Bylaws of the Company, attached hereto as Exhibits 3.1 and 3.2, respectively. The new Certificate of Incorporation and Bylaws of the Company include certain governance-related provisions which may alter the rights of shareholders and powers of management. For a description and discussion of these changes, please refer to the Predecessor Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 2012, which description is incorporated in its entirety herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

This Item 5.03 incorporates by reference Item 1.01. As a result of the consummation of the Reincorporation, effective September 14, 2012, the rights of the Predecessor Company’s shareholders became subject to the terms of the Certificate of Incorporation and Bylaws of the Company.  There are certain differences between the Articles of Incorporation, as amended, and Bylaws of the Predecessor Company and the Articles of Incorporation and Bylaws of the Company.  For a description and discussion of these changes, please refer to the Predecessor Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 2012, which description is incorporated in its entirety herein by reference.

9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

2.1	Agreement and Plan of Merger
3.1	Certificate of Incorporation
3.2	Bylaws

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

By:	/s/ John E. Yetter
John E. Yetter, CPA
Vice President and Chief Financial Officer

Date:  September 20, 2012